Execution Copy

Agreement for Purchase and Sale

This Agreement is entered into this 1st day of July, 2008, between Sun Communities Operating Limited Partnership, a Michigan limited partnership (“Seller”), 21st Mortgage Corporation, a Delaware corporation (“Buyer”) and also joined herein by Sun Communities, Inc, a Maryland corporation (“SCI”).

WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller’s right, title and interest in and to certain Loans (as defined below) secured by first liens on Homes. In consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Definition~~s~~

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, will have the following meanings:

Agreement: This Agreement together with all exhibits and schedules hereto and all subsequent written amendments and supplements hereto and thereto.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

Closing: The consummation of the transactions contemplated to take place under this Agreement on the Closing Date.

Closing Date: July 1, 2008, or such later date as may be agreed to by the parties to this Agreement.

Contract: A duly executed promissory note, conditional sales contract, installment sales contract, loan agreement, note deed of trust, mortgage, trust deed security agreement or other instrument evidencing the indebtedness of an Obligor under a Loan, together with any modification thereto.

Contract File: The Contract and Security Instrument relating to a Loan.

Customer File: The credit application and investigation, all documents of insurance, and all other documentation in possession of Seller relating to a Loan.

Cut-off Date: The close of business on June 30, 2008.

Home(s): The security for a Loan comprised of a manufactured home.

Initial Repurchase Period: The time period during which an Obligor makes fifteen 15 scheduled monthly payments of principal and interest to Buyer and/or Seller, as the case may be, from the origination date of the Loan.

Loan: Each of the Contracts and all related Security Instruments and security interests created thereby and any and all rights to receive payments or other amounts pursuant thereto from and after the Cut-Off Date and including all rights under any insurance policies relating to any collateral securing such Contracts, the related Contract Files and Customer Files, all rights to collect any advances or unearned forced place insurance premiums, and all proceeds derived from the foregoing.

Loan Rate: The per annum rate of interest to be paid by an Obligor as provided in a Loan.

Obligor: The person or persons obligated to repay the Loan.

Purchase Price: The Purchase Price shall be based upon the Schedule of Loans as of the Cut-Off Date and shall equal the sum of (a) the Purchase Price Percentage multiplied by the aggregate Unpaid Principal Balance of the

Loan, and (b) the Purchase Price Percentage multiplied by the accrued but unpaid interest payable on each Loan, not to exceed more than 30 days accrued interest.

Purchase Price Percentage: The Base Percentage for purposes of this definition is 100%.

Repossession: Judicial or voluntary, non-judicial possession of a home transferred from an Obligor to Buyer.

Schedule of Loans: The schedule listing the Loans to be purchased by Buyer on the Closing Date, in the form attached hereto as Exhibit A.

Security Instrument: A manufacturer’s certificate or statement of origin, certificate of title, Personal Property Security Act financing statement and/or security deed duly filed and/or recorded, as required, in state and/or town/city/county offices, as appropriate under State law, evidencing Seller’s perfected first priority security interest in a manufactured home, and, in addition, if applicable, the real property pledged as security for the Loan.

Unpaid Principal Balance: With respect to a Loan as of the Cut-off Date, the Obligor’s original principal balance minus (i) the cumulative principal portion of each installment received from the Obligor and applied to reduce such balance, the application of such installment being determined by applying interest at the Loan Rate through and including the date of such payment and the remainder being applied to reduce the principal balance, and minus (ii) any other principal balance that has been written off or otherwise reduced prior to the Cut-Off Date (including any principal prepayments received from the Obligor and applied to reduce such balance). The Unpaid Principal Balance of each Loan as of the Cut-Off Date is shown on Exhibit A. The principal and interest portion of each installment is determined in the manner specified in each Loan. For purposes of the Purchase Price determination, the Unpaid Principal Balance shall not include any force placed insurance premiums or balances therefore or any other amounts advanced by Seller or any servicer or owner that may have been added to the outstanding principal balance of such Loan.

Article 1

Sale of Loans

Subject to the terms and conditions of this Agreement, and in express reliance upon the representations, warranties and covenants set forth herein, Seller agrees to sell, and Buyer agrees to purchase from Seller, all of Seller’s rights, title, and interest in the Loans and Contract Files related thereto (including all related lien perfection instruments, guaranties, and related contract documents). Each sale of a Loan by Seller to Buyer constitutes a valid absolute sale, transfer, assignment, set over and conveyance to Buyer of all right, title and interest of Seller in and to such Loan, free and clear of any interest of any party claiming through or under Seller or any of its Affiliates, including the right to service and pledge such Loans without constraint, and, except for the limited recourse to the extent provided in Article 11 hereof, is without recourse. The assignment of the Loans shall be consummated by the parties on the Closing Date. From and after the consummation of the transactions contemplated hereby, Seller shall hold any and all payments received by it with respect to a Loan in trust for the benefit of Buyer and shall promptly remit such payment to Buyer in accordance with such customary procedures as the Parties may establish.

Upon Seller’s transfer of the Loans to Buyer, Seller shall have no further obligations or rights with respect to the management, administration, servicing, control or collection of the Loans, with the exception of Seller’s obligation to repurchase certain Loans upon the occurrence of designated events specified herein and Buyer’s election to require such repurchase by Seller pursuant to the terms hereof.

Seller represents and warrants to Buyer that The Bank of New York Trust Company, N.A. ("BONY") is the custodian for all the Contract Files (and requisite documents to be contained therein) prior to Closing and will act as bailee for the benefit of Buyer pursuant to a separate bailee letter agreement. Seller will cause BONY to deliver to Buyer at least one (1) day prior to Closing a complete listing of the Contract Files so held by BONY together with a list of any exceptions to the documents required therein pursuant to this Agreement and Buyer shall have the right to rely on such listing and respective exception report. Notwithstanding such listing or exception report, Seller (i) shall cause complete Contract Files to be delivered to Buyer (or a bailee on behalf of Buyer) at Closing (such bailee arrangement to be acceptable to Buyer), and (ii) to the extent delivered to a bailee at Closing, shall cause such bailee to deliver complete Contract Files to Buyer on or before the close of business on the fifth (5th) Business Day following the Closing, and if such Contract Files are not delivered in a timely manner, Buyer shall be entitled to exercise such rights and remedies available hereunder, at law or in equity, which remedies shall be cumulative and non-exclusive.

The servicing files maintained by Buyer shall be appropriately marked and identified in Buyer’s computer system to clearly reflect the sale of the related Loan to Buyer and not as a secured borrowing. Seller hereby acknowledges to Buyer that each sale of a Loan hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by Seller.  It is the intention of Seller and Buyer that the Loans sold by Seller to Buyer pursuant to this Agreement shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law.

The sale of each Loan to Buyer shall be reflected on Seller’s balance sheet and other financial statements, tax returns and business records as a sale of assets by Seller. Neither Buyer nor Seller will take any action or omit to take any action which would cause the transfer of the Loans to Buyer to be treated as anything other than a sale to Buyer of all of Seller’s right, title and interest in and to each Loan and each of the parties hereto will treat the transaction contemplated by this Agreement as such. For so long as Buyer owns a Loan, Buyer shall be responsible for maintaining and shall maintain a set of books and records for each Loan, which shall reflect Buyer’s ownership of each Loan. Although the parties intend that the conveyance of Seller’s right, title and interest in and to the Loans to Buyer pursuant to this Agreement shall constitute a sale thereof and not a financing, if such conveyance is deemed to be a financing, the parties intend that the rights and obligations of the parties to such financing shall be established pursuant to the terms of this Agreement and the parties intend and agree that Seller shall be deemed to have granted to Buyer, and Seller hereby does grant to Buyer, a perfected first priority lien security interest in all of Seller’s right, title and interest in, to and under the Loans and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. Buyer shall have the right to file in the office of the Secretary of State of Delaware or other appropriate office, a UCC financing statement (the “Financing Statement”) describing the Loans being transferred on the Closing Date and naming the Seller as “Seller” and the Buyer as “Purchaser”. The financing statement shall bear a statement indicating that the parties intend the financing statement to evidence a true sale of the Loans, but if the transaction is recharacterized as a loan from the described Purchaser to the described Seller, the financing statement is to perfect the described Buyer’s security interest in the Loans. Buyer is authorized to file all necessary continuation statements for the foregoing described Financing Statement, and Seller shall execute such documents and take such actions as reasonably requested by Buyer to file such continuation statements.

Article 2

Price

The Purchase Price of each Loan will be calculated on the Closing Date and will be equal to Purchase Price Percentage times the Unpaid Principal Balance and the Purchase Price Percentage times accrued interest due on any Loan but not to exceed 30 days of accrued interest on any Loan. Seller assigns to Buyer with each Loan all of Sellers rights and interest in and to any late charges, insurance receivables, partial payments not applied to an Obligor’s Loan or related receivables. No adjustment in the Purchase Price or Unpaid Principal Balance has been made for any of these receivable balances. Buyer will purchase escrow advances (for applicable taxes and hazard insurance) (“Escrow Advances”) on each Loan purchased hereunder by Buyer, provided that (a) the related Obligor is repaying and continues to repay the related advances so purchased on a monthly basis in addition to its monthly payment and (b) no such escrow advances exceed $1,400 on any Loan. The purchase price for the Escrow Advances shall be the dollar amount of the Escrow Advances (not to exceed $1,400 on any Loan) multiplied by 100%.

Article 3

Ownership and Security Interest

Seller will reasonably cooperate with Buyer to take the action Buyer deems reasonably necessary to transfer to Buyer all of Seller’s right, title and interest in and to the Loans free and clear of all claims, liens and encumbrances, including, but not limited to, notifying the Obligors and others of Buyer’s ownership of the Loans and first priority security interest in the manufactured homes, the delivery of all originals of the Loans and Customer Files to Buyer, the execution of assignments, financing statements, and certificates of title.

After the Closing Date, Buyer shall be solely responsible for making all necessary Consumer Disclosures and to notify the Obligors in writing to tender payments due under the Loans directly to Buyer.

Article 4

Representations, Warranties and Covenants of Seller

For each Loan purchased by Buyer, Seller hereby represents warrants and covenants as follows:

1.

Seller has the corporate or other requisite legal power to sell, transfer and assign the Loan and corresponding Security Instrument, and such sale, transfer and assignment has been duly authorized by any necessary corporate or other legal action of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with the terms thereof. Seller has obtained any and all necessary consents of third parties required of them in order to accomplish such sale, transfer and assignment, and such sale, transfer, and assignment will not result in Seller’s being in default under any of the provisions of its articles of incorporation, by-laws, limited partnership agreement, articles of organization, operating agreement or of any material credit or other agreements to which it is a party.

2.

Seller has good and marketable title to, and is the sole owner of, the Loans and the loan servicing rights thereto with the exception of Origen Servicing, Inc. who is presently servicing the Loans pursuant to the terms and conditions of a certain Servicing Agreement with Origen Servicing, Inc. dated April 1, 2005 which servicing arrangement with Origen Servicing, Inc. will be terminated as of the Closing Date.

3.

As of the Closing Date there are no actions, suits or proceedings existing, pending or threatened against or affecting Seller or any current or prior servicer, owner or originator of such Loan before any court, arbitrator or governmental or administrative body or agency which affect the validity or enforceability of any Loan or which might result in any adverse change in the value of the Loan. The Purchase Price paid to Seller for the Loans is fair market value and constitutes reasonable value.

4.

All information set forth in any Customer File, and all other information furnished to Buyer by Seller with respect to the Loans (including the Schedule of Loans and data tape) is true and correct in all material respects.

5.

For each Loan Seller has a Security Instrument and each Security Instrument upon proper assignment, filing and/or recording, will constitute a perfected first priority security interest in favor of Buyer.

6.	No payment on any Loan is presently delinquent for more than sixty (60) days and there have been no extensions of any payments within the prior four (4) months.
7.

As of the Closing Date, there is no material default, breach, violation or event of acceleration existing under any Loan and no event which, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event of acceleration, and Seller shall not have waived any such default, breach, violation or event of acceleration.

8.	As of the Closing Date there are no mechanics’ liens or claims for work, labor or material affecting a Home.
9.

As of the Closing Date there is no valid offset, defense or counterclaim to any Contact or Security Instrument, including any defense to the obligation of the Obligor to pay the unpaid principal, interest, or other charges on such Loan.

10.	Payment shown on the pay history provided to Buyer was an actual payment from Obligor to the Loan.
11.

The Home, including any additional accessories and furnishings in the Home described in the Loan, and any improvements thereto, was, at the time it was originally delivered to Obligor free of damage and in good repair, normal wear and tear excepted, and was delivered, set up and installed, as appropriate, to the satisfaction of the Obligor and in compliance with all applicable federal, state and local statutes, regulations, ordinances and requirements.

12.	The amounts and items shown on the Schedule of Loans (Exhibit A) delivered to Buyer at Closing are correct in all material respects.
13.

There is no holder in due course claim or any claim against any third party available to the Obligor which would interfere with the Buyer’s right to enforce the Loan or Security Instrument, including the right to service, repossess and sell the collateral securing such Loan.

14.

The Loan represents a valid, binding and enforceable obligation on behalf of the Obligor under the related Loan, enforceable in accordance with its terms, subject only to applicable laws relating to insolvency, bankruptcy, and equitable remedies.

15.

There is only one original of each Contract and such original together with the certificate of title noting Seller’s first priority lien and security interest in the Home securing such Contract is being delivered to Buyer on the Closing Date.

16.

The Seller has not released the Home from any lien created by the Security Instrument nor have any of the terms of the Security Instrument been modified by Seller. Seller holds a valid first priority lien against the Home identified in the Contract File and the Customer File.

17.

Each Loan complies with, and has been in compliance with, in all material respects all applicable federal, state and local laws, rules and regulations including, without limitation, usury, consumer credit, truth in lending, and disclosure laws.

18.

The origination, collection and origination practices utilized with respect to each Loan, including all actions taken by Seller, the current and any prior servicer and the originator, and all Loan documents and all forms, letters, notices, statements and other materials used by Seller, the current or prior servicer and the originator in connection with the Loans, comply with and have complied with all federal, state and local laws, rules and regulations applicable to such actions.

19.

Other than Seller, no person or entity retains or holds any rights or interests in the Loan, including any rights or options to service such Loan or any rights to share in revenue derived from a Loan, with the exception of Origen Servicing, Inc. who is presently servicing the Loans pursuant to the terms and conditions of a certain Servicing Agreement with Origen Servicing, Inc. dated April 1, 2005 (the “Prior Servicing Agreement”) which servicing arrangement with Origen Servicing, Inc. will be terminated as of the Closing Date. Pursuant to the Prior Servicing Agreement, Seller has the right with respect to the Loans to effect either a Whole Loan Transfer or a Pass-Through Transfer (as those terms are defined therein) to a third party.

20.	Each Loan carries the fixed rate of interest identified on Schedule A attached to this Agreement.
21.

No Home pledged as collateral for a Loan is vacant on or before the Closing Date; nor has Seller received information from any source of an Obligor’s intent to vacate the Home; and none of the Loans or related Obligor or collateral securing such Loans were subject to bankruptcy or other similar proceedings as of the Closing Date.

22.	There have been no material omissions or misrepresentations in any documents provided or statements made to Buyer concerning the Loans.

Notwithstanding whether or not the Seller has actual knowledge of any facts, events or occurrences that would or may constitute a breach of any representation or warranty under this Agreement, Seller must repurchase any Loan pursuant to Article 5 hereof and fulfill any other obligations with respect to this Agreement in the event there is any breach, default or misrepresentation in the representations and warranties with respect to such Loan.

Article 5

Breach of Warranty

Upon discovery by Buyer of any material breach of any representation or warranty, Buyer shall give prompt written notice to Seller of said breach. Seller must cure such breach within 30 days of its receipt of written notice. If breach is not cured within 30 days, Seller shall immediately repurchase from Buyer any Loan, with respect to which breach exists. The repurchase price for purposes of this Article 5 shall be the Purchase Price Percentage times the Unpaid Principal Balance plus the Purchase Price Percentage times the accrued interest due on the date of repurchase. Repurchase shall occur by no later than ten (10) days following the expiration of the 30-day right to cure period. In the event of such a repurchase, Buyer must deliver to Seller the related Loan Customer File and assign without recourse to Seller all of Buyer’s right, title and interest in and to the related Loan free and clear of any and all claims, liens and encumbrances, except for those which existed at the time of Buyer’s purchase of such Loan or which arise or relate to any breach of any representation, warranty or covenant of Seller contained herein. For avoidance of doubt, the parties acknowledge and agree that in the event a Loan is repurchased by Seller as provided herein, any and all payments and proceeds (including repurchase price proceeds) derived from such Loan prior to or on the effective date of the repurchase shall not be included as part of the Loan that is repurchased by Seller. Seller acknowledges that it shall be responsible for servicing any such Loan after it is repurchased.

Article 6

Representations, Warranties and Covenants of Buyer

Buyer hereby represents warrants and covenants to Seller as follows:

1.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and carry on its business as it is now being conducted, and is duly qualified to transact business as it is now being conducted as a foreign corporation in all jurisdictions where such qualification is required, unless such failure to qualify would not have a materially adverse effect on Buyer’s ability to carry out its obligations hereunder.

2.

Buyer has the corporate power to purchase the Loan and corresponding Security Instrument and such purchase has been duly authorized by any necessary corporate action of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Buyer has obtained any and all necessary consents of third parties required of it in order to accomplish such purchase, and such purchase will not result in Buyer’s being in default under any of the provisions of its certificate of incorporation, by-laws or of any material credit or other agreements to which it is a party.

3.

Buyer has received all necessary federal, state and local licenses, permits, and/or authorizations and approvals required to conduct its business as it is presently being conducted and to perform its functions under this Agreement, except with respect to such licenses, permits, authorizations and approvals which the failure to obtain would not have an adverse effect on Buyer’s ability to perform its obligations hereunder.

Article 7

Indemnification

Seller and SCI jointly and severally agree to protect, indemnify, and hold Buyer harmless against, and in respect of, any and all claims (including third party claims), damages, losses, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of, connected with or resulting from any breach of the agreements, representations, covenants or warranties made by Seller herein.

Buyer agrees to protect, indemnify, and hold Seller harmless against and in respect of any and all claims (including third party claims), damages, losses, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of, connected with or resulting from any breach of the agreements, representations, covenants or warranties made by Buyer herein.

Article 8

Post-Closing Cooperation of Seller and Limited Power of Attorney

In order to facilitate Buyer’s transfer of the Loans, Seller shall, upon the reasonable request of Buyer or its assigns, do and perform or cause to be done and performed, every reasonable act and reasonable thing necessary or advisable to vest Buyer with rights to enforce the payment of the Loans and to carry out the intent of this Agreement, including the execution of documents such as applications for certificates of title, financing statements assigning Seller’s security interests in the Homes, the designation of Loans as “satisfied” as applicable and to release security interests in Homes as applicable, and the execution of additional documents including separate endorsements and assignments upon request of Buyer. For purposes of the foregoing, Seller hereby grants to Buyer a limited power of attorney as to each Loan, which will not be terminable by Seller without the prior written consent of Buyer until such Loan has been repaid or the Home securing the payment thereof has been liquidated, and hereby authorizes any individual or any person nominated by Buyer to execute such documents on behalf of Seller reasonably necessary to permit Buyer to fully enforce its rights as assignee of the Loans. Seller will execute on the Closing Date, a Master Limited Power of Attorney in the form attached hereto as Exhibit “D.”

Article 9

Post-Closing Servicing of Loans.

From and after the Closing Date, Buyer shall be responsible for servicing and administering the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Buyer may deem necessary or desirable.

In servicing and administering the Loans, Buyer agrees to employ procedures (including collection procedures) and exercise in all material respects the same care that it customarily employs and exercises in servicing and administering retail installment contracts and loans for its own account, including using commercially reasonable diligence in collecting payments due under each of the Loans when the same shall be due and payable and servicing the Loans in material compliance with applicable laws, rules and requirements and the requirements of the Loans. For avoidance of doubt, any purported noncompliance of the foregoing covenant by Buyer that is alleged by Seller that arises from or relates to a breach by Seller under this Agreement shall not be deemed a breach by Buyer.

The servicing files maintained by Buyer shall be appropriately marked and identified in Buyer’s computer system to clearly reflect the sale of the related Loan to Buyer.

Article 10

The Closing

Seller shall provide a Schedule of Loans to Buyer at least two 2 Business Days prior to Closing so a settlement statement can be prepared and accepted by Buyer and Seller at least one day prior to the Closing Date. The settlement statement shall be in the form shown as Exhibit I. The Schedule of Loans must list each Loan to be purchased on the Closing Date and must set forth for each Loan the following information:

1.	A schedule of Contracts (Exhibit A) in EXCEL worksheet format. The schedule of Contracts must list each Contract to be purchased on the Closing Date and must set forth as to each such Contract:
a.	Seller’s account number of the Contract,
b.	last name of Obligor,
c.	first name of the Obligor
d.	co-Obligor’s Last Name
e.	co-Obligor’s first name
f.	street address of the Obligor
g.	city address of the Obligor
h.	state address of the Obligor
i.	zip code of the Obligor
j.	all Obligor contact telephone numbers including area code
k.	Obligor credit score
l.	original down payment amount
m.	suspense balance, or unapplied payment balance
n.	Escrow Balance
o.	Escrow payment amount
p.	Original Unpaid Balance
q.	collateral description with separate data fields for each description item – year model, manufacturer, length, width, and manufacturer’s identification number.
r.	Unpaid Principal Balance at close of Cut-off Date ,
s.	next scheduled payment due date,
t.	payment amount,
u.	last payment date,
v.	interest rate,
w.	late charge receivable,
x.	partial payment balance
y.	first payment due date

At the Closing, Seller shall deliver to Buyer the following:

1.	Customer Files;
2.	Contract Files;

3.	Loan assignments in the form attached hereto as Exhibit F of all of Seller’s right, title and interest therein;
4.	Obligor payment and collection records, including collection ledger comments;
5.	Bill of Sale in the form attached hereto as Exhibit B;
6.	Certificate in the form attached hereto as Exhibit C;
7.	Power of Attorney in the form attached hereto as Exhibit D;
8.

Certificate of resolution of the Board of Directors of Seller, authorizing Seller to enter into this Agreement and any and all transactions contemplated hereunder and stating that said resolution is in full force and effect as of the Closing Date, substantially in the form attached hereto as Exhibit E.

Subject to Seller complying with all of the terms and provisions of this Agreement by no later than 2:00 p.m. Eastern Time on the Closing Date, and subject to the other terms herein, Buyer will pay to Seller the Purchase Price, less any partial payment receivable balance and less any positive escrow balance for taxes and insurance held by Seller, by wire transfer in immediately available funds, to the bank account specified by Seller. Seller will provide written wiring instructions to Buyer at least two Business Days prior to the Closing Date.

Article 11

Repurchase Obligations of Seller

In the event of an Obligor’s default under a Loan and Repossession of a Home by Buyer, Buyer will forthwith notify Seller of Buyer’s Repossession of the Home and sufficient information to identify the Home, its present location, and the outstanding balance of the Loan (the “Default Notice”). Within ten (10) days following Seller’s receipt of the Default Notice, Seller shall repurchase the aforesaid Home from Buyer at a sum to be calculated as provided herein (the “Repurchase Price”). The Repurchase Price for purposes of this Article 11 shall be a percentage as described below (the “Repurchase Percentage”) of the sum of the outstanding principal balance of the Loan plus outstanding late fees, accrued interest, legal fees and escrow advances less any insurance refunds or insurance claims proceeds received by Buyer (before or after the repossession) that are not otherwise credited towards the related Loan balance (the “Repurchase Balance”).

The Repurchase Price shall be determined as follows:

a.

100% of the Repurchase Balance for any Loan after the Closing Date and prior to the Obligor tendering to the Buyer four (4) monthly installment payments within thirty (30) days of the scheduled monthly due dates under the Loan.

b.

100% of the Repurchase Balance for any Loan for which an Obligor tenders fifteen (15) or fewer scheduled monthly installment payments under the Loan to Seller and/or Buyer, as the case may be, from the date of Seller’s origination of the Loan.

c.

100% of the Repurchase Balance for any Loan for which an Obligor was thirty (30) or more days late in making any of the four (4) scheduled monthly installment payments due immediately prior to the expiration of the Initial Repurchase Period under a Loan. A Loan meeting the criteria of the preceding sentence shall not be subject to the 100% repurchase obligation under this subparagraph after the Obligor tenders six (6) consecutively scheduled monthly installment payments under the Loan within thirty (30) days of the respective scheduled due dates.

d.

90% of the Repurchase Balance until an Obligor has tendered sixty-three (63) scheduled monthly installment payments under the Loan to Seller and/or Buyer, as the case may be, commencing from the date of Seller’s origination of the Loan.

e.

65% of the Repurchase Balance after the Obligor has tendered sixty-three (63) scheduled monthly installment payments under the Loan to Seller and/or Buyer, as the case may be, commencing from the date of Seller’s origination of the Loan until the balance of the Loan is paid in full.

Article 12

Other Obligations of Seller

Seller will transmit within the time prescribed by applicable law, rule or regulation; to the appropriate federal or state taxing authority and to each Obligor any required form or other notice setting forth the amount of interest paid by the Obligor to Seller during the portion of the calendar year Seller owned the Loans.

After Closing, Seller will forward to Buyer within two days of receipt in an expedient manner and at the expense of Seller, all moneys and/or correspondence received from Obligors in regard to a Loan or the Home securing same. After Closing, Seller will reasonably assist Buyer in reconciling payments posted by Seller.

SCI will provide to Buyer within five days after filing with the Securities and Exchange Commission a complete set of the financial reports and materials filed with the Securities and Exchange Commission. Should SCI no longer be required to file financial reports with the Securities and Exchange Commission then SCI will provide financial statements prepared in accordance with generally accepted accounting principles to Buyer within forty-five (45) days of each fiscal quarter end and within seventy-five (75) days of each fiscal year end until loans are paid in full.

Article 13

Notices

Any notice, demand or communication, including communication from third parties, which either party desires or is required to give to the other party in connection with this Agreement must be in writing and must be either served personally or sent by fax and commercial express mail, addressed to the parties, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Article:

If to Buyer:	21st Mortgage Corporation
620 Market St., Suite 100
Knoxville, TN 37902
Fax: 865.292.2100

Attention: President

If to Seller:	Sun Communities, Inc.

27777 Franklin Road Suite 200

Southfield, MI 48034
Attention: Chief Operating Officer

With a copy to:	Lawrence P. Swistak
Swistak Levine, P.C.
30445 Northwestern Highway, Suite 140
Southfield, Michigan 48034

Article 14

Exclusive Benefit of Parties; Assignment.

This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other party. No rights or obligations created by this Agreement may be assigned by Seller without the prior written consent of the Buyer. Upon fifteen (15) days prior written notice to Seller, Buyer may assign or collaterally assign some or all of its rights and obligations hereunder to one or more assignees, and such assignee shall have such rights and obligations of Buyer so assigned to such assignee under this Agreement, provided that any assignment by Buyer to any affiliate of Buyer shall not relieve Buyer of its duties and obligations under this Agreement without the written consent of Seller.  Any entity into which either party may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Buyer or Seller shall be a party, or any entity succeeding to the business of either Buyer or Seller, or any entity having common ownership with a party, shall be the successor of such party hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Article 15

General

This Agreement together with all Exhibits and Schedules hereto constitutes the entire agreement between the parties hereto and supersedes any and all representations, promises, and statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof. No such representation, promise or statement not written herein will be binding on the parties. This Agreement may not be varied or altered or its provisions waived except by an agreement in writing executed by duly authorized agents of both parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

This Agreement must be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provisions in any other jurisdiction.

The waiver of any breach, term, provision or condition of this Agreement may not be construed to be a subsequent waiver of any other breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof will be cumulative, that is, in addition to all other remedies provided for herein or at law or in equity.

All agreements, representations, warranties and covenants made herein will survive the execution and delivery of this Agreement, the Closing, and the purchase of the Loans hereunder.

The Buyer and Seller understand and agree that neither party shall be deemed an agent, employee or legal representative of the other party, and that each party is acting solely on its own behalf and as an independent contractor. Except as otherwise expressly provided herein (including the Power of Attorney executed by Seller), neither Buyer nor Seller shall have the power or authority to represent, act for, bind or commit the other party in connection with any action taken pursuant to this Agreement. Neither execution nor performance of this Agreement shall be construed to establish any partnership or joint venture between the Buyer and Seller.

Headings of the Articles and Sections of this Agreement are intended for reference only and may not be deemed to affect or be utilized in the interpretation of any of the provisions hereof. All Schedules and Exhibits hereto are incorporated herein by the references thereto in this Agreement.

This Agreement may be executed in one or more counterparts or duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument.

The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and, whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this Agreement, the words “includes” and “including” are not limiting, and the words “hereof” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale on the date first above written.

Seller:	Buyer:

Sun Communities Operating Limited Partnership,	21st Mortgage Corporation

a Michigan limited partnership

By: Sun Communities, Inc, a Maryland corporation

its General Partner

By:________________________________________	By:________________________________________
Karen J. Dearing, Secretary	President

THE UNDERSIGNED JOINS HEREIN FOR PURPOSES OF ITS

AGREEMENT AND OBLIGATIONS AT LAW AND HEREIN, INCLUDING

UNDER ARTICLE 7 HEREOF ENTITLED “INDEMNIFICATION”.

SUN COMMUNITIES, INC.

By:________________________________________

Title:______________________________________

EXHIBIT “A”

SCHEDULE OF LOANS TO BE DELIVERED ON CLOSING DATE

EXHIBIT “B”

BILL OF SALE

Pursuant to the Agreement for Purchase and Sale dated as of July 1, 2008 (the “Agreement”) by and between Sun Communities Operating Limited Partnership, a Michigan limited partnership, with its principal office at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (“Seller”) and 21st Mortgage Corporation., a Delaware corporation, or its assignee (“Buyer”), for good and valuable consideration paid by Buyer, and in further consideration of the mutual covenants and agreements set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, effective as of the date hereof, Seller does hereby sell, transfer, assign and convey to Buyer, without recourse to Seller except as set forth in the Agreement, all of Seller’s right, title and interest in, to and under (a) the Loans as described in the Agreement and identified on the Schedule of Loans attached thereto as Exhibit “A,” including all Security Agreements, and Customer Files related to such Loans and (b) all of Seller’s rights and remedies under or in connection with the Loans.

This Bill of Sale is in all respects subject to the provisions and terms of the Agreement and is not intended in any way to supersede, limit or qualify any provision or term of the Agreement.

Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

This instrument and the covenants and agreements contained herein shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed in its name by a duly authorized representative this 1st day of July, 2008.

Sun Communities Operating Limited Partnership,
a Michigan limited partnership

By: Sun Communities, Inc., its General Partner,

By:____________________________________
Karen J. Dearing, Secretary

EXHIBIT “C”

AUTHORIZED GENERAL PARTNER’S CERTIFICATE

Certificate dated as of July 1, 2008

I, Karen J. Dearing, Secretary of Sun Communities, Inc., the general partner of Sun Communities Operating Limited Partnership, a Michigan limited partnership, (the “Company”), for purposes of providing the certificate pursuant to of the Agreement for Purchase and Sale dated July 1, 2008, between the Company and 21st Mortgage Corp., or its assignee, do hereby certify that:

No breach of any agreement, representation, covenant or warranty made by the Company in the Agreement occurred prior to or is continuing at the Closing Date.

IN WITNESS WHEREOF, I have hereunto signed my name this 1st day of July, 2008.

Sun Communities Operating Limited Partnership,

By: Sun Communities, Inc., its General Partner

By:________________________________________
Karen J. Dearing, Secretary

EXHIBIT “D”

CONTINUING POWER OF ATTORNEY

The undersigned, Sun Communities Operating Limited Partnership, a limited partnership organized and existing under the laws of Michigan (“Seller”), hereby irrevocably constitutes and appoints 21st Mortgage Corporation, a Delaware corporation (“Buyer”), its true and lawful attorney and agent with power and authority to do any and all acts and things reasonably necessary in order to effectuate Buyer’s transfer of the Loans as described in the Agreement for Purchase and Sale dated on or about July 1, 2008 by and between Seller and Buyer, as may be amended from time to time (the “Purchase and Sale Agreement”) and the Schedule of Loans attached as Exhibit A thereto, and to do and perform or cause to be done and performed, every reasonable act and reasonable thing necessary or advisable to vest Buyer with rights to enforce the payment of the Loans and to carry out the intent of the Purchase and Sale Agreement, including the execution of documents such as applications for certificates of title, financing statements assigning Seller’s security interests in the manufactured homes, the designation of Loans as “satisfied” if applicable and to release security interests in manufactured homes if applicable, and the execution of additional documents including separate endorsements and assignments upon request of Buyer. Capitalized terms used but not defined herein shall have the same meaning ascribed to such terms as in the Purchase and Sale Agreement. For purposes of the foregoing, Seller hereby grants to Buyer a limited power of attorney as to each Loan, which will not be terminable by Seller without the prior written consent of Buyer until such Loan has been repaid or the manufactured home securing the payment thereof has been liquidated, and hereby authorizes any individual, or any person nominated by Buyer, to execute such documents on behalf of Seller reasonably necessary to permit Buyer to fully enforce its rights as assignee of the Loan, including, but not limited to, the following:

a)	Endorse, without recourse, pursuant to a stamp approved by Seller, names, checks, or other instruments of payments made on the Contracts;

b)

Execute assignments from Seller to Buyer of the Security Instruments, including, certificates of title, mortgages, deeds of trust, and other security and lien-creating instruments related to the Contracts;

c)	Execute releases of liens, security interests, and the like with respect to the Contracts;

d)	Perform any and all servicing and collection functions with respect to the Contracts including, without limitation, the servicing functions as contemplated by the Purchase and Sale Agreement;

e)

Execute and deliver, on behalf of itself, the lienholder of record and/or Seller, as applicable or appropriate, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments with respect to the Contracts or to the manufactured homes and/or personal property securing such Contracts including, without limitation, any discharges, releases, satisfactions, bills of sale, financing statements, continuation statements, certificates of title, assignments of title, transfers of title or registration, or applications for transfer of title or registration, or similar forms, with respect to any of the manufactured homes and/or personal property securing such Contracts;

f)

Sign and file, without Seller’s signature, such financing and continuation statements, amendments, and supplements thereto, and other documents which Buyer may from time to time deem necessary to perfect, preserve, and protect its security interest and lien in the chattel paper, and/or personal property securing such Contracts;

g)

Execute and deliver any and all instruments and take any and all further action in the name of an on behalf of Seller as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purpose of this Power of Attorney; and

h)

Demand, reduce to possession, collect, receive, receipt for, endorse, comprise, settle, or assign without recourse any and all indebtedness, notes, commercial paper, promises to pay, retail installment sale contracts, installment loans, chattel paper, instruments, choices in action, mortgages and deeds of trust, together with all monies due or to become due under said Contracts, including without limitation pay-aheads, proceeds from any recourse to dealers, and proceeds from claims on any insurance policies relating to such Contracts and any and all claims, choices in action, and rights and causes of action relating thereto, including without limitation any and all personal property, security instruments, and insurance policies held as security for said Contracts, and all other property of every kind identified in said whole or in part and in connection therewith to execute, acknowledge, or handle any instruments in writing which may become necessary in order to carry the foregoing powers into effect.

To induce any third party to act hereunder, Seller hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and Seller or itself and for its legal representatives, successors, and assigns, hereby agrees to indemnify and hold harmless any such third party by reason of such third party having relied on the provisions of this instrument.

The rights, powers, and authority granted hereby shall commence and be in full force and effect on July 1, 2008, and shall remain in full force and effect thereafter. Seller has given this Power of Attorney in connection with a sale of the Contracts and related collateral to Buyer and to induce Buyer to purchase the Contracts and related collateral. This Power of Attorney is irrevocable and it is coupled with an interest.

Seller shall execute and deliver such further reasonable designations, powers of attorney or other instruments as Buyer shall deem necessary for its purposes hereof.

Seller executes this Power of Attorney with the intent to be legally bound hereby.

Sun Communities Operating Limited Partnership

By: Sun Communities, Inc., its General Partner

By: __________________________________
Karen J. Dearing, Secretary

State of ________________ )

County of ______________ )

ACKNOWLEDGMENT

I, _________________________________ a ___________________________in and for said county, in the state aforesaid, DO HEREBY CERTIFY THAT personally known to me to be the _______________ of __________________ and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person acknowledged that as such _______________ he signed and delivered the said instrument, pursuant to authority given by the Board of Directors as her free and voluntary act and deed, and as the free and voluntary act and deed of _______________ for the uses and purposes therein set forth.

GIVEN under my hand and ___________________ seal this___ day of _______________________, 2008.

(Notary Seal)	__________________________________________

Notary Public

My commission expires: ______________________

EXHIBIT “E”

CERTIFICATE OF RESOLUTION OF SELLER’S BOARD OF DIRECTORS

I, Karen J. Dearing, a duly elected and acting Secretary of Sun Communities, Inc., a Maryland corporation (the “Corporation”), hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation by action of written consent on June 30, 2008:

RESOLVED, that this Corporation, as general partner of Sun Communities Operating Limited Partnership (the “Limited Partnership”), authorized the Limited Partnership to enter into a Agreement for Purchase and Sale dated July 1, 2008 (the “Agreement”) with 21st Mortgage Corporation, for the sale by the Limited Partnership of assets consisting of manufactured housing contracts under such terms and conditions, and at such price, as shall be contained in the Agreement; and

RESOLVED, that the Chief Executive Officer or any Executive Vice President of the Corporation, be, and he or she is, hereby authorized to execute the Agreement of behalf of the Corporation, as general partner of the Limited Partnership, with such terms and conditions as may be contained therein, the execution being conclusive evidence of its authorization; and such officer is hereby authorized to prepare, execute and deliver such other documents and to take all such action as shall be necessary or desirable to effectuate the purchase of such assets identified in the Agreement in accordance with the terms and conditions of such Agreement.

I further certify that, as of the date hereof, the resolutions set forth above have not been amended, repealed or modified and are in full force and effect.

I further certify that, as of the date hereof and as of the date he or she executed the Agreement, _____________________________ is and was a duly elected officer of the Corporation, holding the office of ___________________.

Dated and sealed this _____ day of ______________, 2008.

Sun Communities, Inc.

______________________________________

By: Karen J. Dearing, Secretary

STATE OF _________________________	)
COUNTY OF _______________________	)

on this the _____ day of ________________, 2008, before me, _____________ _________________, the undersigned officer, personally appeared Karen J. Dearing, who acknowledged herself to be the Secretary of Sun Communities, Inc., a Maryland corporation, and that she, as such Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by herself as Secretary.

IN WITNESS WHEREOF I hereunto set my hand.

___________________________________________

Notary Public

My Commission expires: ______________________

EXHIBIT “F”

ASSIGNMENT OF LOANS

Closing Date: July 1, 2008

For good and valuable consideration, receipt of which is acknowledged, Seller assigns to Buyer all of their rights, title and interest in the Loans set forth in Exhibit “A,” Schedule of Loans attached as Exhibit “A” to a certain Agreement for Purchase and Sale dated as of July 1, 2008, in accordance with the terms and conditions of said Agreement.

Sun Communities Operating Limited Partnership,
a Michigan limited partnership

By: Sun Communities, Inc., its General Partner

By: _____________________________________
Karen J. Dearing, Secretary

21st Mortgage Corporation

By: _____________________________________
Tim Williams, President